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                                 EXHIBIT 11(b)
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                               CONSENT OF COUNSEL

         We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 17 to the Registration Statement (Nos. 33-12608 and 811-5059) of The HighMark Group on Form N-1A under the Securities Act of 1933, as amended.



                                                  Ropes & Gray


Washington, D.C.
March 29, 1996